UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3
TO REGISTRATION STATEMENT ON FORM S-1
AND
TO REGISTRATION STATEMENT ON FORM S-4

Under
THE SECURITIES ACT OF 1933

 ETRIALS WORLDWIDE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	7372	20-0308891
(State of Incorporation)	(Primary Standard Classification Code No.)	(I.R.S. Employer Identification No.)

4000 Aerial Center Parkway
Morrisville, North Carolina 27560
(919) 653-3400
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

 Corporation Service Company
2711Centerville Road, Suite 400
Wilmington, Delaware 19808
New Castle County
(302) 636-5401
(Name, address and telephone number of agent for service)

 Copies of all communications, including all communications sent to the agent for service, should be sent to:
James F. Verdonik, Esq.
Ward and Smith, P.A.
P.O. Box 2091
Raleigh, NC  27602-2091
(919) 836-4260

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨☐

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨☐

If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ¨☐

Deregistration of Securities

The purpose of this post-effective Amendment No. 2 is to deregister 13,000,000 shares of Common Stock, par value $0.0001 per share ("Warrant Shares") that were issuable upon the exercise of certain Common Stock Purchase Warrants ("Warrants"), which Warrants expired on February 11, 2008 without being exercised.  The Warrant Shares were registered as follows:

(1)  8,050,000 shares issuable upon exercise of previously outstanding Warrants sold pursuant to Registration Statement on Form S-1 (No. 333-110365) filed with the Securities and Exchange Commission on November 10, 2003, as amended by Post Effective Amendment No. 1 (No. 333-110365) filed with the Securities and Exchange Commission on May 17, 2007.

(2)  4,250,000 shares issuable upon exercise of previously outstanding Warrants issued pursuant to Registration Statement on Form S-4 (No. 333-129314) filed with the Securities and Exchange Commission on October 28, 2006, as amended by Post Effective Amendment No. 1 (No. 333-110365) filed with the Securities and Exchange Commission on May 17, 2007.

(3)  700,000 shares issuable upon exercise of Warrants that were issuable upon the exercise of an underwriters' purchase option registered pursuant to Registration Statement on Form S-1 (No. 333-110365) filed with the Securities and Exchange Commission on November 10, 2003, as amended by Post Effective Amendment No. 1 (No. 333-110365) filed with the Securities and Exchange Commission on May 17, 2007.

Following expiration of the Warrants, the Warrant Shares are no longer issuable.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on the 29th day of May, 2008.

ETRIALS WORLDWIDE, INC.
By:	/s/ Eugene Jennings
	Name:	Eugene Jennings
	Title:	President and Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eugene Jennings his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney in fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED
/s/ /Donald Russell Donald Russell	Director	May 29, 2008
/s/ Peter Collins Peter Collins	Director	May 29, 2008
/s/ Hans Lindroth Hans Lindroth	Director	May 29, 2008
/s/Robert Brill Robert Brill	Director	May 29, 2008
/s/ Kenneth Jennings Kenneth Jennings	Director	May 29, 2008
/s/ Eugene Jennings Eugene Jennings	President and Principal Executive Officer and Director	May 29, 2008
/s/James W. Clark, Jr. James W. Clark, Jr.	Principal Financial Officer, Principal Accounting Officer, and Secretary	May 29, 2008